UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

Footstar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11681	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard, Mahwah, New Jersey		07430
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 934-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On February 24, 2010, the Board of Directors of Footstar, Inc. (the “Company”) declared a liquidating cash dividend of $0.10 per share of common stock outstanding.  The dividend will be paid on March 12, 2010 to stockholders of record as of the close of business on March 8, 2010.  While this is not expected to be the final dividend, the Company anticipates it will not make any further distributions until the monetization of its property in Mahwah, New Jersey, which contains its corporate headquarters building, improvements and 21 acres of underlying land.

The dividend is expected to be treated as a return of capital for tax reporting purposes, but stockholders will receive further information on Form 1099 after the end of 2010 and are encouraged to consult with their own tax advisors regarding the tax treatment of the distribution.  Under NASDAQ rules, it is anticipated that the Company’s stock will trade ex dividend the day after the payment of the dividend, but no assurance can be given by the Company that this will be the case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Footstar, Inc.

Dated: February 25, 2010	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President, Chief Executive Officer and Chief Financial Officer